                                                                     EXHIBIT 3.1

               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
               -------------------------------------------------

                                      OF
                                      --

                                 SMARTAGE CORP.
                                 --------------

     SmartAge Corp., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY
CERTIFY:

     FIRST: The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on January 20, 1998 under the name of "Netweb Corporation".

     SECOND: The Restated Certificate of Incorporation of the Corporation in the form attached hereto as Exhibit A has been duly adopted in accordance with
                            ---------
the provisions of sections 245 and 242 of the General Corporation Law of the State of Delaware by the directors and stockholders of the Corporation.

     THIRD: The Amended and Restated Certificate of Incorporation so adopted reads in full as set forth in Exhibit A attached hereto and is hereby
                              ---------
incorporated herein by this reference.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by the President this 4/th/ day of October, 1999


                              SMARTAGE CORP.



                              By     /s/ William Lohse
                                ---------------------------------
                                William Lohse, Chief Executive

ATTEST:


By:  /s/ William Lohse
     -----------------------------
     William Lohse, Secretary

                                                                       EXHIBIT A
                                                                       ---------


               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                                SMARTAGE CORP.

                                   ARTICLE I

     The name of the Company is SmartAge Corp.

                                  ARTICLE II

     The address of the registered office of the Company in the State of Delaware is at 30 Old Rudnick Lane, in the City of Dover, County of Kent. The name of the Company's registered agent at that address is CorpAmerica, Inc.

                                  ARTICLE III

     The purpose of the Company is to engage in any lawful act or activity for which a Company may be organized under the General Company Law of the State of Delaware.

                                  ARTICLE IV

     The Board of Directors shall have the power to adopt, amend or repeal the Bylaws of the Company. The number of directors which constitute the whole Board of Directors of the Company shall be as specified in the Bylaws of the Company. The election of directors need not be by written ballot unless the Bylaws of the Company shall so provide.

                                   ARTICLE V

     This Company is authorized to issue two classes of shares, designated "Common Stock" and "Preferred Stock." The number of shares of Common Stock authorized to be issued is 61,500,000 shares with a par value of one hundredth of a cent ($0.0001) per share. The number of shares of Preferred Stock authorized to be issued is 31,500,000 shares with a par value of one hundredth of a cent ($0.0001) per share.

     There shall be designated three series of Preferred Stock. The first series shall consist of 3,840,000 shares designated as "Series A Preferred Stock." The second series shall consist of 9,164,335 shares designated as "Series B Preferred Stock." The third series shall consist of 14,000,000 shares designated as "Series C Preferred Stock." The remaining shares of Preferred Stock may be issued from time to time in one or more series.

     The Board of Directors is authorized, subject to any limitations prescribed by the law of the State of Delaware, to provide for the issuance of the shares of Preferred Stock in one or more series, and, by amending and restating the provisions of this Amended and Restated Certificate of Incorporation (the "Restated Certificate") or by filing a Certificate of Designation pursuant to
 --------------------
the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof, and to increase or decrease the number of shares of any such series (but not below the number of shares of such series then outstanding). The number of authorized shares of Preferred Stock may also be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Company entitled to vote, unless a vote of any other holders is required pursuant to a Certificate or Certificates establishing a series of Preferred Stock.

     Except as otherwise expressly provided in any Certificate of Designation designating any series of Preferred Stock pursuant to the foregoing provisions of this Article V or in Article VI of this Restated Certificate, any new series of Preferred Stock may be designated, fixed and determined as provided herein by the Board of Directors without approval of the holders of Common Stock or the holders of Preferred Stock, or any series thereof, and any such new series may have powers, preferences and rights, including, without limitation, voting rights, dividend rights, liquidation rights, redemption rights and conversion rights, senior to, junior to or pari passu with the rights of the Common Stock, the Preferred Stock, or any future class or series of Preferred Stock or Common Stock.

                                  ARTICLE VI

     The rights, preferences, privileges and restrictions granted to and imposed on the Preferred Stock and the Common Stock are as follows:

     1.   Definitions.  For purposes of this Article VI, the following
          -----------
definitions shall apply:

          1.1  "Board" shall mean the Board of Directors of the Company.
                -----

          1.2  "Company" shall mean this Company.
                -------

          1.3  "Common Stock" shall mean the Common Stock, one-hundredth of a
                ------------
cent ($0.0001) par value per share, of the Company.

          1.4  "Common Stock Dividend" shall mean a stock dividend declared and
                ---------------------
paid on the Common Stock that is payable in shares of Common Stock.

          1.5  "Dividend Rate" shall mean $0.075 per share per annum for the
                -------------
Series A Preferred Stock, $0.088 per share per annum for the Series B Preferred Stock and $0.2717 per share per annum for the Series C Preferred Stock.

          1.6  "Original Issue Date" shall mean, with respect to a series of
                -------------------
Series Preferred Stock, the date on which the first share of that series of Series Preferred Stock is issued by the Company.

          1.7  "Original Issue Price" shall mean the Series A Original Issue
                --------------------
Price or the Series B Original Issue Price or the Series C Original Issue Price, as the case may be (as adjusted for stock splits, reverse stock splits and similar events).

          1.8  "Permitted Repurchases" shall mean the repurchase by the Company
                ---------------------
of shares of Common Stock held by employees, officers, directors, consultants, independent contractors, advisors, or other persons performing services for the Company or a Subsidiary that are subject to restricted stock purchase agreements, stock option exercise agreements or related stock purchase agreements under which the Company has the option to repurchase such shares:
(a) at cost, upon the occurrence of certain events, such as the termination of employment or services; or (b) at any price pursuant to the Company's exercise of a right of first refusal to repurchase such shares.

          1.9  "Series Preferred Stock" shall mean the Series A Preferred Stock,
                ----------------------
the Series B Preferred Stock and the Series C Preferred Stock, collectively.

          1.10 "Series A Original Issue Date" shall mean July 30, 1998.
                ----------------------------

          1.11 "Series A Original Issue Price" shall mean $0.9375 per share for
                -----------------------------
the Series A Preferred Stock (as adjusted for stock splits of the Series A Preferred Stock, reverse stock splits of the Series A Preferred Stock and similar events).

          1.12 "Series A Preferred Stock" shall mean the Series A Preferred
                ------------------------
Stock, one-hundredth of a cent ($0.0001) par value per share, of the Company.

          1.13 "Series B Original Issue Date" shall mean March 26, 1999.
                ----------------------------

          1.14 "Series B Original Issue Price" shall mean $1.10 per share for
                -----------------------------
the Series B Preferred Stock (as adjusted by for stock splits of the Series B Preferred Stock, reverse stock splits of the Series B Preferred Stock and similar events).

          1.15 "Series B Preferred Stock" shall mean the Series B Preferred
                ------------------------
Stock, one- hundredth of a cent ($0.0001) par value per share, of the Company.

          1.16 "Series C Original Issue Date" shall mean the date on which the
                ----------------------------
first share of Series C Preferred Stock is issued by the Company.

          1.17 "Series C Original Issue Price" shall mean $3.396 per share for
                -----------------------------
the Series C Preferred Stock (as adjusted for stock splits of the Series C Preferred Stock, reverse stock splits of the Series C Preferred Stock and similar events).

          1.18 "Series C Preferred Stock" shall mean the Series C Preferred
                ------------------------
Stock, one hundredth of a cent ($.0001) par value per share, of the Company.

          1.19 "Subsidiary" shall mean any company of which at least fifty
                ----------
percent (50%) of the outstanding voting stock is at the time owned directly or indirectly by the Company or by one or more of such subsidiary Companies.

     2.   Dividend Rights.
          ---------------

          2.1  Dividend Preference.  In each calendar year, the holders of the
               -------------------
then outstanding Series C Preferred Stock shall be entitled to, when, as and if declared by the Board, out of any funds and assets of the Company legally available therefor, cumulative dividends at the annual Dividend Rate for the Series C Preferred Stock, prior and in preference to the payment of any dividends on the Common Stock in such calendar year (other than a Common Stock Dividend). In each calendar year, the holders of the then outstanding Series A Preferred Stock and Series B Preferred Stock shall be entitled to receive, when, as and if declared by the Board, out of any funds and assets of the Company legally available therefor, noncumulative dividends at the annual Dividend Rate for each such series of Series Preferred Stock, prior and in preference to the payment of any dividends on the Common Stock in such calendar year (other than a Common Stock Dividend). No dividends (other than a Common Stock Dividend) shall be paid with respect to the Common Stock during any calendar year unless dividends in the total amount of the annual Dividend Rate for the Series A Preferred Stock shall have first been paid or declared and set apart for payment to the holders of the Series A Preferred Stock, dividends in the total amount of the annual Dividend Rate for the Series B Preferred Stock shall have first been paid or declared and set apart for payment to the holders of the Series B Preferred Stock and dividends in the total amount of the annual Dividend Rate for the Series C Preferred Stock shall have first been paid or declared and set apart for payment to the holders of the Series C Preferred Stock, respectively, during that calendar year; provided, however, that this restriction shall not
                           --------  -------
apply to Permitted Repurchases. Payments of any dividends to the holders of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall be paid pro rata, on an equal priority, pari passu basis according to their respective Dividend Rates as set forth herein. Dividends on the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall not be mandatory or cumulative (except for Series C Preferred), and no rights or interest shall accrue to the holders of the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock by reason of the fact that the Company shall fail to declare or pay dividends on the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock in the amount of the respective annual Dividend Rate for each such series or in any other amount in any calendar year or any fiscal year of the Company, whether or not the earnings of the Company in any calendar year or fiscal year were sufficient to pay such dividends in whole or in part.

          2.2  Series B Preferred Stock Participation Rights.  If, after
               ---------------------------------------------
dividends in the full preferential amounts specified in this Section 2 for the Series A Preferred Stock and Series B Preferred Stock have been paid or declared and set apart in any calendar year of the Company, the Board shall declare additional dividends out of funds legally available therefor in that calendar year, then such additional dividends shall be declared pro rata on the Common Stock and the Series B Preferred Stock on a pari passu basis according to the number of shares of Common Stock held by such holders, where each holder of shares of Series B Preferred Stock is to be treated for this purpose as holding the greatest whole number of shares of Common Stock then issuable upon conversion of all shares of Series B Preferred Stock held by such holder.

          2.3  Non-Cash Dividends.  Whenever a dividend  provided for in this
               ------------------
Section 2 shall be payable in property other than cash, the value of such dividend shall be deemed to be the fair market value of such property as determined in good faith by the Board.

     3.   Liquidation Rights.  In the event of any liquidation, dissolution or
          ------------------
winding up of the Company (a "Liquidation Event"), whether voluntary or
                              -----------------
involuntary, the funds and assets of the Company that may be legally distributed to the Company's stockholders (the "Available Funds and Assets") shall be
                                    --------------------------
distributed to stockholders in the following manner:

          3.1  Liquidation Preferences. (a) Each holder of the shares of Series
               -----------------------
C Preferred Stock then outstanding shall be entitled to be paid, out of the Available Funds and Assets, and prior and in preference to any distribution (or any setting apart of any payment or distribution) of any Available Funds and Assets on any shares of Series A Preferred Stock, Series B Preferred Stock and Common Stock, an amount per share equal to the sum of the Series C Original Issue Price plus all declared and unpaid dividends with respect to such shares of Series C Preferred Stock held (the "Series C Preference"). Thereafter each
                                       -------------------
holder of the shares of Series A Preferred Stock and Series B Preferred Stock then outstanding shall be entitled to be paid, out of the Available Funds and Assets, and prior and in preference to any distribution (or any setting apart of any payment or distribution) of any Available Funds and Assets on any shares of Common Stock, an amount per share equal to the sum of (A) the Series A Original Issue Price plus all declared and unpaid dividends with respect to such shares of Series A Preferred Stock held (the "Series A Preference") and (B) the Series
                                       -------------------
B Original Issue Price plus all declared and unpaid dividends with respect to such shares of Series B Preferred Stock held (the "Series B Preference"),
                                                   -------------------
respectively.

     (b) If, upon the occurrence of any Liquidation Event, the Available Funds and Assets to be distributed among the holders of Series C Preferred Stock are insufficient to permit the payment to such holders of the full preferential amount, then all of the Available Funds and Assets shall be distributed ratably among the holders of the Series C Preferred Stock prior and in preference to any distribution to the holders of the Series A and the Series B Preferred Stock and Common Stock.

     (c) If, upon the occurrence of any Liquidation Event, the Available Funds and Assets to be distributed among the holders of Series A Preferred Stock and Series B Preferred Stock are insufficient to permit the payment to such holders of the full preferential amount, then after payment in full of the Series C Preference, all of the Available Funds and Assets shall be distributed ratably among the holders of Series A Preferred Stock and Series B Preferred Stock, provided that the holders of the Series A and Series B Preferred Stock shall receive such distribution on an equal priority, pari passu basis, according to their respective dividend preferences set forth herein

          3.2  Participation Rights.  After payment or setting apart for payment
               --------------------
of the Series A Preference, the Series B Preference and the Series C Preference set forth in Section 3.1 above, all the remaining assets and funds of the Company shall be distributed pro rata, on a pari passu basis, among the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and the Common Stock based upon the number of shares of Common Stock held by each (assuming conversion into Common Stock of all shares of Preferred Stock converted pursuant to the provisions of Section 6 hereof), until such time as each holder of: (a) Series A Stock shall have received, in distributions made under this Section 3, an aggregate amount equal to three times the Series A Original Issue Price (such aggregate dollar amount to include all amounts previously paid to such holder pursuant to subsection 3.1), (b) Series B Stock shall have received, in distributions made under this Section 3, an aggregate amount equal to three times the Series B Original Issue Price (such aggregate dollar amount to include all amounts previously paid to such holder pursuant to subsection 3.1) and (c) Series C Stock shall have received, in distributions made under this Section 3, an aggregate amount equal to two times the Series C Original Issue Price (such aggregate dollar amount to include all amounts previously paid to such holder pursuant to subsection 3.1). After such distribution has been paid to all holders of Series Preferred Stock, then the holders of then outstanding Common Stock shall be entitled to receive all the remaining Available Funds and Assets (if any) pro rata according to the number of outstanding shares of Common Stock then held by each of them.

          3.3  Merger or Sale of Assets.  (a) a consolidation or merger of the
               ------------------------
Company with or into any other Company or Companies in which the holders of the Company's outstanding shares immediately before such consolidation or merger do not, immediately after such consolidation or merger, retain stock representing a majority of the voting power of the surviving Company of such consolidation or merger; or (b) a sale of all or substantially all of the assets of the Company (a "Merger or Sale"), shall be deemed a Liquidation Event for the purposes of
    --------------
this Section 3.

          3.4  Non-Cash Consideration.  If any assets of the Company distributed
               ----------------------
to stockholders in connection with any Liquidation Event are other than cash, then the value of such assets shall be their fair market value as determined by the Board, except that any securities to be distributed to stockholders in a
           ------ ----
Liquidation Event shall be valued as follows:

               (a) The method of valuation of securities not subject to investment letter or other similar restrictions on free marketability shall be as follows:

                    (i) if the securities are then traded on a national securities exchange or the Nasdaq National Market (or a similar national quotation system), then the value shall be deemed to be the average of the closing prices of the securities on such exchange or system over the 30 day period ending three (3) days prior to the distribution; and

                    (ii) if actively traded over-the-counter, then the value shall be deemed to be the average of the closing bid prices over the thirty (30) day period ending three (3) days prior to the distribution; and

                    (iii) if there is no active public market, then the value shall be the fair market value thereof, as determined in good faith by the Board of Directors of the Company.

               (b) The method of valuation of securities subject to investment letter or other restrictions on free marketability shall be to make an appropriate discount from the market value determined as above in subparagraphs
(a)(i),(ii) or (iii) of this subsection to reflect the approximate fair market value thereof, as determined in good faith by the Board.

     4.   Redemption.
          ----------

          4.1  Mandatory Redemption of Series B Preferred Stock.  Subject to the
               ------------------------------------------------
terms and conditions of this subsection, to the extent that any outstanding shares of Series B Preferred Stock have not been converted into Common Stock prior to March 26, 2007, the Company shall, upon receiving at any time after March 26, 2007, a written request for the redemption of Series B Preferred Stock under this Section 4 signed by holders of Series B Preferred Stock representing at least two-thirds (2/3rds) of the then outstanding Series B Preferred Stock (the "Redemption Request"), redeem, on the date sixty (60) days following
      ------------------
receipt of such written redemption request, from any source of funds legally available therefor, at the redemption price described in this subsection, all of the then outstanding shares of Series B Preferred Stock requested by such holders to be redeemed; provided, however, that the Company, at its sole option
                        --------  -------
and discretion, may redeem greater numbers (including all) of the outstanding shares of Series B Preferred Stock, to the extent permitted by law. The redemption price for each share of Series B Preferred Stock shall be an amount equal to one hundred percent (100%) of the Series B Original Issue Price plus 10% of the Series B Original Issue Price per annum from the Series B Original Issue Date until the Redemption Date, less any declared and paid dividends thereon. If upon any redemption date scheduled under this subsection for the redemption of Series B Preferred Stock, the funds and assets of the Company legally available to redeem such stock shall be insufficient to redeem all shares of Series B Preferred Stock then scheduled to be redeemed, then any such unredeemed shares shall be carried forward and shall be redeemed (together with any other shares of Series B Preferred Stock then scheduled to be redeemed) at the next such scheduled redemption date to the full extent of legally available funds of the Company at such time, and any such unredeemed shares shall continue to be so carried forward until redeemed. Shares of Series B Preferred Stock which are subject to redemption hereunder but which have not been redeemed due to insufficient legally available funds and assets of the Company shall continue to be outstanding and entitled to all dividend, liquidation, conversion and other rights, preferences, privileges and restrictions of the Series B Preferred Stock respectively until such shares have been converted or redeemed.

          4.2  Partial Redemption.  If the Company is not required to or is
               ------------------
unable to redeem all shares of the Series B Preferred Stock for which redemption has been duly requested under this section 4, the Company shall effect such redemption pro rata among all requesting holders of then outstanding Series B Preferred Stock, according to the number of shares held by each requesting holder thereof on the applicable Redemption Date.

          4.3  Redemption Notice.  At least 20 but no more than 40 days prior to
               -----------------
the date fixed for any redemption of Series B Preferred Stock (the "Redemption
                                                                    ----------
Date"), written notice shall be mailed by the Company, postage prepaid, to each
----
holder of record (at the close of business on the business day next preceding the day on which notice is given) of the Series B Preferred Stock to be redeemed, at the address last shown on the records of the Company for such holder or given by the holder to the Company for the purpose of notice or, if no such address appears or is given, at the place where the principal executive office of the Company is located, notifying such holder of the redemption to be effected, specifying the subsection hereof under which such redemption is being effected, the Redemption Date, the applicable redemption price, the place at which payment may be obtained and the date on which such holder's conversion rights (as set forth in Section 6) as to such shares terminate (which date shall in no event be earlier than three (3) days' prior to the Redemption Date) and calling upon such holder to surrender to the Company, in the manner and at the place designated, the certificate or certificates representing the shares to be redeemed (the "Redemption Notice") if such holder elects for its shares of
               -----------------
Series B Stock to be redeemed. Notwithstanding the foregoing, if the Company only elects to redeem the Series B Stock specified in the Redemption Request then only one Redemption Notice need be given for a redemption effected pursuant to subsection 4.1, provided such Redemption Notice identifies the Redemption Date and provided that each new transferee who acquires shares of Series B Preferred Stock after such shares are first to be redeemed under subsection 4.1 shall be given a similar Redemption Notice before redemption of any such holder's shares of Series B Preferred Stock under subsection 4.1.

          4.4  Surrender of Certificates.  On or before each designated
               -------------------------
Redemption Date, each holder of Series B Preferred Stock to be redeemed shall (unless such holder has previously exercised his right to convert such shares of Series B Preferred Stock into Common Stock as provided in Section 6 below), surrender the certificate(s) representing such shares of Series B Preferred Stock to be redeemed to the Company, in the manner and at the place designated in the Redemption Notice, and thereupon the redemption price for such shares shall be payable to the order of the person whose name appears on such certificate(s) as the owner thereof, and each surrendered certificate shall be canceled and retired. If less than all of the shares represented by such certificate are redeemed, then the Company shall promptly issue a new certificate representing the unredeemed shares.

          4.5  Effect of Redemption.  If the Redemption Notice shall have been
               --------------------
duly given, and if on the Redemption Date the redemption price is either paid or made available for payment through the deposit arrangements specified in subsection 4.6 below, then notwithstanding that the certificates evidencing any of the shares of Series B Preferred Stock so called for redemption shall not have been surrendered, all dividends with respect to such shares shall cease to accrue after the Redemption Date, such shares shall not thereafter be transferred on the Company's books and the rights of all of the holders of such shares with respect to such shares shall terminate after the Redemption Date, except only the right of the holders to receive the redemption price without interest upon surrender of their certificate(s) therefor.

          4.6  Deposit of Redemption Price.  On or prior to the Redemption Date,
               ---------------------------
the Company may, at its option, deposit with a bank or trust company having a capital and surplus of at least $100,000,000, as a trust fund, a sum equal to the aggregate redemption price for all shares of Series B Preferred Stock called for redemption and not yet redeemed, with irrevocable instructions and authority to the bank or trust company to pay, on or after the Redemption Date, the redemption price to the respective holders upon the surrender of their share certificates. From and after the date of such deposit, the shares so called for redemption shall be redeemed. The deposit shall constitute full payment of the shares to their holders, and from and after the date of the deposit, the shares shall be deemed to be no longer outstanding, all dividends with respect to such shares shall cease to accrue and the holders thereof shall cease to be stockholders with respect to such shares and shall have no rights with respect thereto except the right to receive from the bank or trust company payment of the redemption price of the shares, without interest, upon surrender of their certificates therefor, and the right to convert such shares as provided in Section 6 below (in which case, upon conversion of the shares of Series B Preferred Stock before redemption, such shares shall not be redeemed). Any funds so deposited and unclaimed at the end of six months from the Redemption Date shall be released or repaid to the Company, after which time the holders of shares called for redemption who have not claimed such funds shall be entitled to receive payment of the redemption price only from the Company.

     5.   Voting Rights.
          -------------

          5.1  Common Stock.  Each holder of shares of Common Stock shall be
               ------------
entitled to one (1) vote for each share thereof held.

          5.2  Preferred Stock.  Each holder of shares of Series Preferred Stock
               ---------------
shall be entitled to the number of votes equal to the number of whole shares of Common Stock into which such shares of Series Preferred Stock could be converted pursuant to the provisions of Section 6 below at the record date for the determination of the stockholders entitled to vote on such matters or, if no such record date is established, the date such vote is taken or any written consent of stockholders is solicited.

          5.3  General.  Subject to the other provisions of this Restated
               -------
Certificate, each holder of Series Preferred Stock shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled to notice of any stockholders' meeting in accordance with the bylaws of the Company (as in effect at the time in question) and applicable law, and shall be entitled to vote, together with the holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote, except as may be otherwise provided by applicable law. Except as otherwise expressly provided herein or as required by law, the holders of Series Preferred Stock and the holders of Common Stock shall vote together and not as separate classes. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula shall be rounded to the nearest whole number (with one-half rounded upward to one).

          5.4  Board Size.  The authorized number of directors of the Company's
               ----------
Board shall be five (5).

          5.5  Board of Directors Election and Removal.
               ---------------------------------------

               (a)  Election. (i) So long as at least 2,000,000 shares of Series
                    --------
B Preferred Stock is outstanding, the holders of the Series B Preferred Stock, voting as a separate series, shall be entitled to elect one (1) director of the Company; (ii) so long as at least 2,000,000 shares of Series C Preferred Stock is outstanding the holders of Series C Preferred Stock, voting as a separate series, shall be entitled to elect one (1) director of the Company; (iii) the holders of the Common Stock, voting as a separate class, shall be entitled to elect two (2) directors of the Company; and (iv) the Common Stock, voting as a single class, and the holders of the Series B Stock and Series C Stock, voting together as a separate class, shall be entitled to elect one (1) director of the Company. Any other remaining directors shall be elected in accordance with Delaware law.

               (b)  Quorum; Required Vote.
                    ---------------------

                    (i)  Quorum. At any meeting held for the purpose of electing
                         ------
directors, the presence in person or by proxy (A) of the holders of a majority of the shares of Series B Preferred Stock or Series C Preferred Stock or Common Stock then outstanding, respectively, shall constitute a quorum of the Series B Preferred Stock or Series C Preferred Stock or Common Stock, as the case may be, for the election of directors to be elected solely by the holders of the Series B Preferred Stock or Series C Preferred Stock or Common Stock, respectively and
(B) of holders of (x) Common Stock representing a majority of the voting power of all the then-outstanding shares of Common Stock and (y) Series B Preferred Stock representing a majority of the voting power of all the then-outstanding shares of Series B Preferred Stock shall constitute a quorum for the election of directors to be elected jointly by the holders of the Common Stock and the Series B Preferred Stock.

                    (ii) Required Vote. With respect to the election of any
                         -------------
director or directors by the holders of the outstanding shares of a specified series or class of stock given the right to elect such director or directors pursuant to subsection 5.5(a) above (the "Specified Stock"), that candidate or
                                          ---------------
those candidates (as applicable) shall be elected in the case of any such vote conducted at a meeting or by written consent without a meeting of the holders of such Specified Stock, who receives the highest number of affirmative votes of the outstanding shares of such Specified Stock, up to the number of directors to be elected by such Specified Stock, except that, if such vote is to fill a vacancy on the Board other than a vacancy created by removal of a director, such vacancy may be filled by election or by the written consent of the holders of a majority of the outstanding shares of such Specified Stock.

               (c)  Vacancy.  If there shall be any vacancy in the office of a
                    -------
director elected by the holders of any Specified Stock pursuant to subsection 5.5(a), then a successor to hold office for the unexpired term of such director may be elected by either: (i) the remaining director or directors (if any) in office that were so elected by the holders of such Specified Stock, by the affirmative vote of a majority of such directors (or by the sole remaining director elected by the holders of such Specified Stock if there be but one), or
(ii) the required vote of holders of the shares of such Specified Stock specified in subsection 5.5(b)(ii) above that are entitled to elect such director under subsection 5.5(a).

               (d)  Removal. Any director who shall have been elected to the
                    -------
Board by the holders of any Specified Stock pursuant to subsection 5.5(a) or by any director or directors elected by holders of any Specified Stock as provided in subsection 5.5(c), may be removed during his or her term of office, either with or without cause, by, and only by, the affirmative vote of shares representing a majority of the voting power of all the outstanding shares of such Specified Stock entitled to vote, given either at a meeting of such shareholders duly called for that purpose or pursuant to a written consent of stockholders without a meeting, and any vacancy created by such removal may be filled only in the manner provided in subsection 5.5(c).

               (e)  Procedures. Any meeting of the holders of any Specified
                    ----------
Stock, and any action taken by the holders of any Specified Stock by written consent without a meeting, in order to elect or remove a director under this subsection 5.5, shall be held in accordance with the procedures and provisions of the Company's Bylaws, Delaware General Corporation Law and applicable law regarding stockholder meetings and stockholder actions by written consent, as such are then in effect (including but not limited to procedures and provisions for determining the record date for shares entitled to vote).

               (f)  Termination. Notwithstanding anything in this subsection 5.5
                    -----------
to the contrary, the provisions of this subsection 5.5 shall cease to be of any further force or effect upon the earlier to occur of: (i) with respect to the rights of the holders of Series B Preferred Stock, the first date on which the total number of outstanding shares of Series B Preferred Stock is less than 2,000,000 shares (such number of shares being subject to proportional adjustment to reflect combination or subdivisions of such Series B Preferred Stock or dividends declared in shares of such stock); (ii) with respect to the rights of the holders of Series C Preferred Stock, the first date on which the total number of outstanding shares of Series C Preferred Stock is less than 2,000,000 shares (such number of shares being subject to proportional adjustment to reflect combination or subdivisions of such Series C Preferred Stock or dividends declared in shares of such stock) or (iii) upon the merger or consolidation of the Company with or into any other company or companies if such consolidation or merger is approved by the stockholders of the Company in compliance with applicable law and the Restated Certificate and Bylaws of the Company and the Company is not the surviving entity or if the Stockholders of the Company immediately prior to such merger or consolidation do not own a majority of the voting securities of the surviving entity; (iv) a sale of all or substantially all of the Company's assets; or (v) an IPO (as defined below in Section 6.2(a) hereof).

     6.   Conversion Rights.  The outstanding shares of Series Preferred Stock
          -----------------
shall be convertible into Common Stock as follows:

          6.1  Optional Conversion.
               -------------------

               (a) At the option of the holder thereof, each share of Series Preferred Stock shall be convertible, at any time or from time to time prior to the close of business on the business day before any date fixed for redemption of such share, into fully paid and nonassessable shares of Common Stock as provided herein.

               (b) Each holder of Series Preferred Stock who elects to convert the same into shares of Common Stock shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or any transfer agent for the Series Preferred Stock or Common Stock, and shall give written notice to the Company at such office that such holder elects to convert the same and shall state therein the number of shares of Series Preferred Stock being converted. Thereupon the Company shall promptly issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled upon such conversion. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the certificate or certificates representing the shares of Series Preferred Stock to be converted, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date.

          6.2  Automatic Conversion.
               --------------------

               (a)  Conversion Events.
                    -----------------

                    (i)  Series A Preferred Stock. Each share of Series A
                         ------------------------
Preferred Stock shall automatically be converted into fully paid and nonassessable shares of Common Stock, as provided herein: (A) immediately prior to the closing of a firm commitment underwritten public offering pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Company in which the aggregate public offering price (before deduction of underwriters' discounts and commissions) equals or exceeds $7,500,000 and the public offering price per share of which equals or exceeds $2.81 per share (such price per share of Common Stock to be appropriately adjusted to reflect Common Stock Events (as defined in subsection 6.5)); or (B) upon the Company's receipt of the written consent of the holders of not less than a majority of the then outstanding shares of Series A Preferred Stock to the conversion of all then outstanding Series A Preferred Stock under this Section 6.

                    (ii) Series B Preferred Stock. Each share of Series B
                         ------------------------
Preferred Stock shall automatically be converted into fully paid and nonassessable shares of Common Stock, as provided herein: (A) immediately prior to the closing of a firm commitment underwritten public offering pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Company in which the aggregate public offering price (before deduction of underwriters' discounts and commissions) equals or exceeds $15,000,000 and the public offering price per share of which equals or exceeds $5.50 per share (such price per share of Common Stock to be appropriately adjusted to reflect Common Stock Events (as defined in subsection 6.5)); or (B) upon the Company's receipt of the written consent of the holders of not less than a majority of the then outstanding shares of Series B Preferred Stock to the conversion of all then outstanding Series B Preferred Stock under this Section 6.

                    (iii) Series C Preferred Stock. Each share of Series C
                          ------------------------
Preferred Stock shall automatically be converted into fully paid and nonassessable shares of Common Stock, as provided herein: (A) immediately prior to the closing of a firm commitment underwritten public offering pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Company in which the aggregate public offering price (before deduction of underwriters' discounts and commissions) equals or exceeds $20,000,000 and the public offering price per share of which equals or exceeds $5.50 per share (such price per share of Common Stock to be appropriately adjusted to reflect Common Stock Events (as defined in subsection 6.5)) (an "IPO"); or (B) upon the Company's receipt of the written consent of the holders of not less than a majority of the then outstanding shares of Series C Preferred Stock to the conversion of all then outstanding Series C Preferred Stock under this Section 6.

               (b)  Conversion Procedures. Upon the occurrence of any event
                    ----------------------
specified in subparagraph 6.2(a)(i), (ii) or (iii) above, the outstanding shares of Series Preferred Stock shall be converted into Common Stock automatically without the need for any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent; provided, however, that the Company shall not be
                               --------  -------
obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Series Preferred Stock are either delivered to the Company or its transfer agent as provided below, or the holder notifies the Company or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates. Upon the occurrence of such automatic conversion of the Series Preferred Stock, the holders of Series Preferred Stock shall surrender the certificates representing such shares at the office of the Company or any transfer agent for the Series Preferred Stock or Common Stock. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Series Preferred Stock surrendered were convertible on the date on which such automatic conversion occurred.

          6.3  Conversion Price.  Each share of Series Preferred Stock shall be
               ----------------
convertible in accordance with subsection 6.1 or subsection 6.2 above into the number of shares of Common Stock which results from dividing the Original Issue Price for such series of Series Preferred Stock by the conversion price for such series of Series Preferred Stock that is in effect at the time of conversion (the "Conversion Price"). The initial Conversion Price for the Series A
      ----------------
Preferred Stock shall be the Series A Original Issue Price, the initial Conversion Price for the Series B Preferred Stock shall be the Series B Original Issue Price and the initial Conversion Price for the Series C Preferred Stock shall be the Series C Original Issue Price. The Conversion Price of each series of Series Preferred Stock shall be subject to adjustment from time to time as provided below.

          6.4  Adjustment to Conversion Price for Additional Issuances of Common
               -----------------------------------------------------------------
Stock.
-----

               (a)  Special Definitions.  For purposes of this subsection 6.4,
                    -------------------
the following definitions shall apply:

                    (i)   "Options" shall mean rights, options or warrants to
                           -------
subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

                    (ii)  "Convertible Securities" shall mean any evidences of
                           ----------------------
indebtedness, shares (other than the Common Stock) or other securities convertible into or exchangeable for Common Stock.

                    (iii) "Additional Shares of Common Stock" shall mean all
                           ---------------------------------
shares of Common Stock issued (or, pursuant to Section 6.4(b), deemed to be issued) by the Company, other than:

                          (A) shares of the Company's Common Stock or other
securities issued upon conversion of the Series Preferred Stock, or any securities issuable upon exercise of any options, warrants or rights to purchase any securities of the Company outstanding on the Series C Original Issue Date, provided however, to the extent that more than 1,092,159 shares of Series Preferred Stock (as adjusted to reflect stock splits, stock dividends and the like), (the "Base Shares") are issued under those certain warrants to purchase shares of Series B Preferred Stock dated April 30, 1999 issued to Excite, Inc., and that certain warrant to purchase Shares of Series A Preferred Stock dated as of July 20, 1998 issued to Lycos, Inc. and Tripod, Inc., prior to the earlier of
(i) expiration of all currently outstanding warrants of the Company, and (ii) the Company's IPO, such Shares of Series B Preferred Stock in excess of the Base Shares, as converted, shall be deemed Additional Shares of Common Stock with respect to the Series C Preferred Stock only;

                          (B) shares or other securities issued pursuant to the
acquisition or merger of another company or entity by the Company by consolidation, merger, purchase of all or substantially all of the assets, or other reorganization in which the Company acquires, in a single transaction or series of related transactions, all or substantially all of the assets of such other company or entity or fifty percent (50%) or more of the voting power of such other company or entity or fifty percent (50%) or more of the equity ownership of such other entity, or issued pursuant to the acquisition of technologies or products from a third party;

                         (C)  shares or other securities of the Company's Common
Stock (or related options or warrants) issued to employees, officers, directors, consultants, contractors, vendors, advisors, or other persons performing services for the Company (including, but not by way of limitation, distributors and sales representatives) and including any securities issuable upon exercise or conversion of any of the foregoing securities, pursuant to any stock offering, plan, agreement, or arrangement approved by unanimous written consent of the Board of Directors or the vote of not less than a majority of the members of the

Company's Board of Directors present and voting at a duly held meeting; provided
                                                                        --------
that any issuance of such shares or other securities to William Lohse or any of his affiliates shall require approval by unanimous written consent of the Board of Directors or the vote of not less than a majority of the members of the Company's Board of Directors present and voting at a duly held meeting without counting the vote of William Lohse;

                         (D)  shares or other securities issued to banks and
other financial institutions or landlords in connection with the extension of credit to the Company (including loans, lines or credit, guarantees or other financing arrangements) or in connection with the lease of equipment, personal property or real property and in each case for other than equity financing purposes; provided that such issuance has been approved by a majority of the
          --------
Company's Board of Directors;

                         (E)  the issuance of shares or other securities in
connection with a Common Stock Event (as defined in subsection 6.5 below);

                         (F)  the issuance of shares or other securities
approved by at least sixty percent (60%) of the outstanding Series Preferred Stock; or

                         (G)  issuance of any shares or other securities offered
by the Company to the public pursuant to a registration statement filed under the Securities Act in which the aggregate public offering price (before deduction of underwriters' discounts and commissions) equals or exceeds $20,000,000 and the public offering price per share of which equals or exceeds $5.50 per share (such price per share of Common Stock to be appropriately adjusted to reflect Common Stock Events (as defined in subsection 6.5)).

               (b)  Deemed Issue of Additional Shares of Common Stock. In the
                    -------------------------------------------------
event the Company at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto assuming the satisfaction of any conditions to exercisability, including, without limitation, the passage of time and without regard to any provisions contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date; provided that Additional Shares of Common Stock shall not be deemed to
      --------
have been issued unless the consideration per share (determined pursuant to subsection 6.4(c)(i) hereof) of such Additional Shares of Common Stock would be less than the applicable Conversion Price for the applicable series of Series Preferred Stock in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and; provided further, that in any such
                                           --------
case in which Additional Shares of Common Stock are deemed to be issued:

                    (i) no further adjustment in the Conversion Prices shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                    (ii) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Company, or in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Conversion Prices computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

                    (iii) upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Conversion Prices computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if;

                          (A) in the case of Convertible Securities or Options
for Common Stock, the only Additional Shares of Common Stock issued were shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Company for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Company upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Company upon such conversion or exchange, and

                          (B) in the case of Options for Convertible Securities,
only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Company for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Company for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Company upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

                    (iv) no readjustment pursuant to clause (ii) or (iii) above shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (A) the Conversion Price on the original adjustment date, or (B) the Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date; and

                    (v) in the case of any Options which expire by their terms not more than 90 days after the date of issue thereof, no adjustment of the Conversion Price shall be made until the expiration or exercise of all such Options.

          (c)  Adjustment of Conversion Price Upon Issuance of Additional Shares
               -----------------------------------------------------------------
of Common Stock.  In the event this Company shall issue Additional Shares of
---------------
Common Stock after the Original Issue Date (i) without consideration, (ii) with respect to the Series A Preferred Stock, for consideration per share less than the Conversion Price for the Series A Preferred Stock in effect on the date of and immediately prior to such issue, (iii) with respect to the Series B Preferred Stock, for consideration per share less than the Conversion Price for the Series B Preferred Stock in effect on the date of and immediately prior to such issue, or (iv) with respect to the Series C Preferred Stock, for consideration per share less than the Conversion Price for the Series C Preferred Stock in effect on the date of and immediately prior to such issue, otherwise than in connection with a dividend or distribution as provided in subsection 6.6 or a recapitalization, reclassification or other change as provided in subsection 6.7, then and in such event, such Conversion Price shall be reduced, concurrently with such issue, to a price determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue (including all shares of Common Stock issuable upon conversion of the outstanding Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock or upon exercise of outstanding stock options and warrants exercisable on the date thereof) plus the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of Additional Shares of Common Stock so issued would purchase at such Conversion Price for such series of Series Preferred Stock in effect immediately prior to such issue or sale; and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue (including all shares of Common Stock issuable upon conversion of the outstanding Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock and up to 4,000,000 shares of Common Stock reserved, under the Company's 1998 Equity Incentive Plan or subsequent plans, for issuance upon exercise of outstanding stock options and warrants which are or become exercisable on the date thereof) plus the number of such Additional Shares of Common Stock so issued.

          (d)  Determination of Consideration.  For purposes of this subsection
               ------------------------------
6.4, the consideration received by the Company for the issue of any Additional Shares of Common Stock shall be computed as follows:

               (i)  Cash and Property:  Such consideration shall:
                    ------------------

                    (A) insofar as it consists of cash, be computed at the aggregate amount of cash received by the Company excluding amounts paid or payable for accrued interest or accrued dividends;

                    (B) insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board, irrespective of any accounting treatment; and

                    (C) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Company for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board.

                    (ii) Options and Convertible Securities. The consideration
                         ----------------------------------
per share received by the Company for Additional Shares of Common Stock deemed to have been issued pursuant to subsection 6.4(b), relating to Options and Convertible Securities, shall be determined by dividing:

                         (x)  the total amount, if any, received or receivable
by the Company as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by
                                                       --

                         (y)  the maximum number of shares of Common Stock (as
set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

               (e)  Adjustment of Conversion Price Upon Failure to Sell Stock.
                    ---------------------------------------------------------
In the event SOFTBANK Capital Partners LP, SOFTBANK Capital Advisors Fund LP, or an affiliate thereof (collectively, "SOFTBANK"), has not purchased 2,465,000 shares of the Company's capital stock (the "Softbank Sale") by the earlier of
(i) February 2, 2000 and (ii) the IPO (the "Adjustment Date"), then and in such event, the Series C Conversion Price shall be reduced as of the Adjustment Date to a price determined by multiplying such Conversion Price by a fraction, the numerator of which shall be 100,000,000 divided by the sum of (x) 29,450,120 plus (y) 2,465,000 less the number of shares of the Company's capital stock actually purchased by SOFTBANK in the Softbank Sale, and the denominator of which shall be the Series C Original Issue Price. No reduction to the Series C Conversion Price shall be made in the event the Softbank Sale does not occur due to the actions or failure to act on the part of SOFTBANK.

          6.5  Adjustment Upon Common Stock Event.  Upon the happening of a
               ----------------------------------
Common Stock Event (as hereinafter defined), the Conversion Price of the Series A Preferred Stock, the Conversion Price of the Series B Preferred Stock and the Conversion Price of the Series C Preferred Stock shall, simultaneously with the happening of such Common Stock Event, be adjusted by multiplying the Conversion Price of such series of Series Preferred Stock in effect immediately prior to such Common Stock Event by a fraction, (a) the numerator of which shall be the number of shares of Common Stock issued and outstanding immediately prior to such Common Stock Event, and (b) the denominator of which shall be the number of shares of Common Stock issued and outstanding immediately after such Common Stock Event, and the product so obtained shall thereafter be the Conversion Price for such series of Series Preferred Stock. The Conversion Price for a series of Series Preferred Stock shall be readjusted in the same manner upon the happening of each subsequent Common Stock Event. As used herein, the term "Common Stock Event" shall mean (i) the issue by the Company of
                  ------------------
additional shares of Common Stock as a dividend or other distribution on outstanding Common Stock, (ii) a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock, or (iii) a combination of the outstanding shares of Common Stock into a smaller number of shares of Common Stock.

          6.6  Adjustments for Other Dividends and Distributions.  If at any
               -------------------------------------------------
time or from time to time after the Original Issue Date the Company pays a dividend or makes another distribution to the holders of the Common Stock payable in securities of the Company other than shares of Common Stock, then in each such event provision shall be made so that the holders of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable upon conversion thereof, the amount of securities of the Company which they would have received had their Series Preferred Stock been converted into Common Stock on the date of such event (or such record date, as applicable) and had they thereafter, during the period from the date of such event (or such record date, as applicable) to and including the conversion date, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this
Section 6 with respect to the rights of the holders of the Series Preferred Stock or with respect to such other securities by their terms.

          6.7  Adjustment for Reclassification, Exchange and Substitution.  If
               ----------------------------------------------------------
at any time or from time to time after the Original Issue Date the Common Stock issuable upon the conversion of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than by a Common Stock Event or a stock
                               ----- ----
dividend, reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 6), then in any such event each holder of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the number of shares of Common Stock into which such shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

          6.8  Certificate of Adjustment.  In each case of an adjustment or
               -------------------------
readjustment of the Conversion Price for a series of Series Preferred Stock, the Company, at its expense, shall cause its Chief Financial Officer to compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of the Series Preferred Stock at the holder's address as shown in the Company's books.

          6.9  Adjustment Threshold and Recording.  No adjustment in a
               ----------------------------------
Conversion Price need be made if such adjustment would result in a change in a Conversion Price of less than $0.001. Any adjustment of less than $0.001 which is not made shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, on a cumulative basis, amounts to an adjustment of $0.001 or more in a Conversion Price. All calculations under this Section 6 shall be made to the nearest one-tenth of a cent ($0.001) or to the nearest one hundredth (1/100) of a share, as the case may be.

          6.10  Fractional Shares.  No fractional shares of Common Stock shall
                -----------------
be issued upon any conversion of a series of Series Preferred Stock. In lieu of any fractional share to which the holder would otherwise be entitled, the Company shall pay the holder cash equal to the product of such fraction multiplied by the Common Stock's fair market value as determined in good faith by the Board as of the date of conversion.

          6.11  Reservation of Stock Issuable Upon Conversion.  The Company
                ---------------------------------------------
shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series Preferred Stock, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

          6.12  Notices.  Any notice required by the provisions of this Section
                -------
6 to be given to the holders of shares of the Series Preferred Stock shall be deemed given upon the earlier of actual receipt or deposit in the United States mail, by certified or registered mail, return receipt requested, postage prepaid, addressed to each holder of record at the address of such holder appearing on the books of the Company.

          6.13  No Impairment.  The Company shall not avoid or seek to avoid the
                -------------
observance or performance of any of the terms to be observed or performed hereunder by the Company, but shall at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the conversion rights of the holders of the Series Preferred Stock against impairment.

     7.   Series A Protective Provisions.  So long as at least 500,000 shares of
          ------------------------------
Series A Preferred Stock remain outstanding, the Company shall not, without the approval, by vote or written consent, of the holders of a majority of the Series A Preferred Stock then outstanding, voting as a separate series:

                (a) amend its Restated Certificate or its Bylaws in any manner that would materially and adversely alter or change any of the rights, preferences, privileges or restrictions of the Series A Preferred Stock;

                    (b) reclassify any outstanding shares of securities of the Company into shares having rights, preferences or privileges, as to dividend rights or liquidation preferences, senior to or on a parity with the Series A Preferred Stock;

                    (c) authorize, create or issue shares of any other class of stock having rights, preferences or privileges senior to or on a parity with the Series A Preferred Stock as to dividend rights or liquidation preferences; or

                    (d) declare or pay any dividends (other than dividends payable solely in shares of its own Common Stock) on or declare or make any other distribution (other than Permitted Repurchases), directly or indirectly, on account of any shares of Common Stock now or hereafter outstanding.

     8.   Series B Protective Provisions.  So long as at least 1,600,000 shares
          ------------------------------
of Series B Preferred Stock remain outstanding, the Company shall not, without the approval, by vote or written consent, of the holders of a majority of the Series B Preferred Stock then outstanding, voting as a separate series:

                    (a) reclassify any outstanding shares of securities of the Company into shares having rights, preferences or privileges senior to the Series B Preferred Stock (provided that the Company may reclassify such shares into shares having rights, preferences or privileges on a parity with or subordinate to the Series B Preferred Stock);

                    (b) authorize, create or issue shares of any other class of stock having rights, preferences or privileges senior to the Series B Preferred Stock (provided that the Company may authorize, create or issue such other class of stock having rights, preferences or privileges on a parity with or subordinate to the Series B Preferred Stock);

                    (c) declare or pay any dividends (other than dividends payable solely in shares of its own Common Stock) on or declare or make any other distribution (other than Permitted Repurchases), directly or indirectly, on account of any shares of Common Stock now or hereafter outstanding;

                    (d) repurchase any Series Preferred Stock or Common Stock, except for repurchases of shares, at the original purchase price thereof, held by a person following their termination of employment as an employee of or consultant to the Company;

                    (e) amend its Restated Certificate to increase the number of authorized shares of Series Preferred Stock; or

                    (f) amend its Restated Certificate or its Bylaws in any manner that would adversely alter or change any of the rights, preferences, privileges or restrictions of the Series B Preferred Stock.

     9.   Series C Protective Provisions.  So long as at least a majority of the
          ------------------------------
shares of Series C Preferred Stock issued on the Series C Original Issue Date remain outstanding, the

Company shall not, without the affirmative approval by vote or written consent of the holders of at least a majority of the Series C Preferred Stock then outstanding, voting as a separate series:

               (a) reclassify any outstanding shares of securities of the Company into shares having rights, preferences or privileges senior to the Series C Preferred Stock (provided that the Company may reclassify such shares into shares having rights, preferences or privileges on a parity with or subordinate to the Series C Preferred Stock);

               (b) authorize, create or issue shares of any other class of stock having rights, preferences or privileges senior to the Series C Preferred Stock (provided that the Company may authorize, create or issue such other class of stock having rights, preferences or privileges on a parity with or subordinate to the Series C Preferred Stock);

               (c) declare or pay any dividends (other than dividends payable solely in shares of its own Common Stock) on or declare or make any other distribution (other than Permitted Repurchases), directly or indirectly, on account of any shares of Common Stock now or hereafter outstanding;

               (d) repurchase any Series Preferred Stock or Common Stock, except for repurchases of shares, at the original purchase price thereof, held by a person following their termination of employment as an employee of or consultant to the Company;

               (e) amend its Restated Certificate to increase the number of authorized shares of Series Preferred Stock;

               (f) amend its Restated Certificate or its Bylaws in any manner that would adversely alter or change any of the rights, preferences, privileges or restrictions of the Series C Preferred Stock;

               (g) approve a sale, merger liquidation or change in control transaction valued at a per share price which is less than the Series C Original Issue Price; or

               (h) enter into any transaction between the Company and William Lohse, John Thomsen or Erica Thomsen, or any officer or director, that is valued in excess of $200,000 and is not at arm's length.

                                  ARTICLE VII

     The Company is to have perpetual existence.

                                 ARTICLE VIII

     Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Company may be kept (subject to any provisions contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Company.

                                  ARTICLE IX

     1. The Company shall indemnify each of the Company's directors and officers in each and every situation where, under Section 145 of the General Company Law of the State of Delaware, as amended from time to time ("Section
                                                                     -------
145"), the Company is permitted or empowered to make such indemnification.  The
---
Company may, in the sole discretion of the Board of Directors of the Company, indemnify any other person who may be indemnified pursuant to Section 145 to the extent the Board of Directors deems advisable, as permitted by Section 145. The Company shall promptly make or cause to be made any determination required to be made pursuant to Section 145.

     2. To the fullest extent permitted by the Delaware General Corporation Law, as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however, that the foregoing shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit.

               (a)  Right to Indemnification. Each person who was or is made a
                    ------------------------
party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director, officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another Company or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Company to the fullest extent authorized by the Delaware General Company Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided, however, that, except as provided in paragraph (c) hereof with respect to proceedings to enforce rights to indemnification, the Company shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the board of directors of the Company.

               (b)  Right to Advancement of Reasonable Expenses.  The right to
                    -------------------------------------------
indemnification conferred in paragraph (a) of this Section shall include the right to be paid by the

Company the expenses incurred in defending any proceeding for which such right to indemnification is applicable in advance of its final disposition (hereinafter an "advancement of reasonable expenses"); provided, however, that,
                                                       --------  -------
if the Delaware General Company Law requires, an advancement of reasonable expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Company of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise.

          (c) Right of Indemnitee to Bring Suit.  The rights to indemnification
              ---------------------------------
and to the advancement of reasonable expenses conferred in paragraphs (a) and
(b) of this Section shall be contract rights.  If a claim under paragraph (a) or
(b) of this Section is not paid in full by the Company within sixty (60) days after a written claim has been received by the Company, except in the case of a claim for an advancement of reasonable expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Company to recover an advancement of reasonable expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of reasonable expenses) it shall be a defense that, and (ii) in any suit by the Company to recover an advancement of reasonable expenses pursuant to the terms of an undertaking the Company shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Company Law. Neither the failure of the Company (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Company Law, nor an actual determination by the Company (including its board of directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of reasonable expenses hereunder, or by the Company to recover an advancement of reasonable expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of reasonable expenses, under this Section or otherwise shall be on the Company.

          (d) Non-Exclusivity of Rights.  The rights to indemnification and to
              -------------------------
the advancement of reasonable expenses conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Company's certificate of incorporation, Bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

          (e) Insurance.  The Company may maintain insurance, at its expense, to
              ---------
protect itself and any director, officer, employee or agent of the Company or another Company, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the Delaware General Company Law.

          (f) Indemnification of Employees and Agents of the Company.  The
              ------------------------------------------------------
Company may, to the extent authorized from time to time by the Board, grant rights to indemnification, and to the advancement of reasonable expenses to any employee or agent of the Company to the fullest extent of the provisions of this Section with respect to the indemnification and advancement of expenses of directors and officers of the Company.

          (g) Amendment of General Delaware Company Law. If the Delaware Company
              -----------------------------------------
Law hereafter is amended to further eliminate or limit of the liability of directors, then the liability of a director of the Company, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Delaware General Company Law.

     For purposes of this Article IX, "fiduciary duty as a director" shall include any fiduciary duty arising out of serving at the Company's request as a director of another Company, partnership, joint venture or other enterprise, and "personal liability to the Company or its stockholders" shall include any liability to such other Company, partnership, joint venture, trust or other enterprise, and any liability to the Company in its capacity as a security holder, joint venturer, partner, beneficiary, creditor or investor of or in any such other Company, partnership, joint venture, trust or other enterprise.

     3. Neither any amendment nor repeal of this Article IX, nor the adoption of any provision of this Restated Certificate inconsistent with this Article IX, shall eliminate or reduce the effect of this Article IX in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article IX, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

                                   ARTICLE X

     Advance notice of new business and stockholder nominations for the election of directors shall be given in the manner and to the extent provided in the Bylaws of the Company.

                                  ARTICLE XI

     Whenever a compromise or arrangement is proposed between this Company and its creditors or any class of them and/or between this Company and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Company or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Company under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Company under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Company, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Company, as the case may be, agree to any compromise or arrangement and to any reorganization of this Company as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Company, as the case may be, and also on this Company.

                           CERTIFICATE OF AMENDMENT
                           ------------------------

                                      OF
                                      --

               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
               -------------------------------------------------

                                      OF
                                      --

                                SMARTAGE CORP.
                                --------------


     SmartAge Corp., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY
CERTIFY:

     I. The Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on October 4, 1999 under its current name.

     II. The Amendment to the Amended and Restated Certificate of Incorporation of the Corporation as set forth below has been duly adopted in accordance with the provisions of Section 242, and has been consented to in writing by the stockholders of the Corporation, in accordance with Section 228 of the General Corporation Law of the State of Delaware.

     III. Section 6.4(c) of Article VI of the Amended and Restated Certificate of Incorporation of the Corporation is amended to read in its entirety as follows:

          "(c) Adjustment of Conversion Price Upon Issuance of Additional Shares
               -----------------------------------------------------------------
of Common Stock.  In the event this Company shall issue Additional Shares of
---------------
Common Stock after the Original Issue Date (i) without consideration, (ii) with respect to the Series A Preferred Stock, for consideration per share less than the Conversion Price for the Series A Preferred Stock in effect on the date of and immediately prior to such issue, (iii) with respect to the Series B Preferred Stock, for consideration per share less than the Conversion Price for the Series B Preferred Stock in effect on the date of and immediately prior to such issue, or (iv) with respect to the Series C Preferred Stock, for consideration per share less than the Conversion Price for the Series C Preferred Stock in effect on the date of and immediately prior to such issue, otherwise than in connection with a dividend or distribution as provided in subsection 6.6 or a recapitalization, reclassification or other change as provided in subsection 6.7, then and in such event, such Conversion Price shall be reduced, concurrently with such issue, to a price determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue (including all shares of Common Stock issuable upon conversion of the outstanding Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock or upon exercise of outstanding stock options and warrants exercisable on the date thereof) plus the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of Additional Shares of Common Stock so issued would purchase at such Conversion Price for such series of Series Preferred Stock in effect immediately prior to such issue or sale; and the denominator of which shall be the number of shares of Common

Stock outstanding immediately prior to such issue (including all shares of Common Stock issuable upon conversion of the outstanding Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock and up to 5,250,000 shares of Common Stock reserved, under the Company's 1998 Equity Incentive Plan or subsequent plans, for issuance upon exercise of outstanding stock options and warrants which are or become exercisable on the date thereof) plus the number of such Additional Shares of Common Stock so issued."


     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed by Brian McGee, its authorized officer, on this 14/th/ day of October, 1999.


                                             SMARTAGE CORP.


                                                /s/ Brian McGee
                                             By --------------------------------
                                                    Brian McGee
                                                    Vice President

                           CERTIFICATE OF AMENDMENT
                           ------------------------

                                      OF
                                      --

               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
               -------------------------------------------------

                                      OF
                                      --

                                SMARTAGE CORP.
                                --------------


     SmartAge Corp., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY
CERTIFY:

     I. The Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on October 4, 1999 under its current name.

     II. The Amendment to the Amended and Restated Certificate of Incorporation of the Corporation as set forth below has been duly adopted in accordance with the provisions of Section 242, and has been consented to in writing by the stockholders of the Corporation, in accordance with Section 228 of the General Corporation Law of the State of Delaware.

     III. Section 6.4(c) of Article VI of the Amended and Restated Certificate of Incorporation of the Corporation is amended to read in its entirety as follows:

          "(c) Adjustment of Conversion Price Upon Issuance of Additional Shares
               -----------------------------------------------------------------
of Common Stock.  In the event this Company shall issue Additional Shares of
---------------
Common Stock after the Original Issue Date (i) without consideration, (ii) with respect to the Series A Preferred Stock, for consideration per share less than the Conversion Price for the Series A Preferred Stock in effect on the date of and immediately prior to such issue, (iii) with respect to the Series B Preferred Stock, for consideration per share less than the Conversion Price for the Series B Preferred Stock in effect on the date of and immediately prior to such issue, or (iv) with respect to the Series C Preferred Stock, for consideration per share less than the Conversion Price for the Series C Preferred Stock in effect on the date of and immediately prior to such issue, otherwise than in connection with a dividend or distribution as provided in subsection 6.6 or a recapitalization, reclassification or other change as provided in subsection 6.7, then and in such event, such Conversion Price shall be reduced, concurrently with such issue, to a price determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue (including all shares of Common Stock issuable upon conversion of the outstanding Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock or upon exercise of outstanding stock options and warrants exercisable on the date thereof) plus the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of Additional Shares of Common Stock so issued would purchase at such

Conversion Price for such series of Series Preferred Stock in effect immediately prior to such issue or sale; and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue (including all shares of Common Stock issuable upon conversion of the outstanding Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock and up to 7,250,000 shares of Common Stock reserved, under the Company's 1998 Equity Incentive Plan or subsequent plans, for issuance upon exercise of outstanding stock options and warrants which are or become exercisable on the date thereof) plus the number of such Additional Shares of Common Stock so issued."


     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed by Brian McGee, its authorized officer, on this 31/st/ day of January, 2000.


                              SMARTAGE CORP.



                              By    /s/ Brian McGee
                                --------------------------------
                                    Brian McGee
                                    Vice President of Finance

                           CERTIFICATE OF AMENDMENT
                           ------------------------

                                      OF
                                      --

               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
               -------------------------------------------------

                                      OF
                                      --

                                SMARTAGE CORP.
                                --------------


     SmartAge Corp., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY
CERTIFY:

     I. The Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on October 4, 1999 under its current name.

     II. The Amendment to the Amended and Restated Certificate of Incorporation of the Corporation as set forth below has been duly adopted in accordance with the provisions of Section 242, and has been consented to in writing by the stockholders of the Corporation, in accordance with Section 228 of the General Corporation Law of the State of Delaware.

     III. Article I of the Amended and Restated Certificate of Incorporation of the Corporation is amended to read in its entirety as follows:

     "ARTICLE I:  The Name of the Company is SmartAge.com Corp."


     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed by Brian McGee, its authorized officer, on this 8/th/ day of February, 2000.


                                         SMARTAGE CORP.


                                             /s/ Brian McGee
                                         By  --------------------------------
                                             Brian McGee
                                             Vice President of Finance

                                      -1-